UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 16, 2019

(Date of Report - date of earliest event reported)

Aptose Biosciences Inc.

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-32001	98-1136802
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Consumers Road, Suite 1105 Toronto, Ontario M2J 4R3 Canada		M2J 4R3
(Address of Principal Executive Offices)		(Zip Code)

(647) 479-9828

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	APTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2019, Aptose Biosciences Inc. (“Aptose”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Jaffray & Co., as representative of the underwriters identified therein (collectively, the “Underwriters”), pursuant to which Aptose agreed to issue and sell 16,125,000 common shares at a public offering price of $4.00 per common share (the “Offering”). Under the terms of the Underwriting Agreement, Aptose granted the Underwriters a 30-day option to purchase up to an additional 2,418,750 common shares. Aptose expects to receive approximately $59,985,000 in net proceeds from the Offering (excluding the over-allotment option), after deducting underwriting discounts and commissions and before deducting estimated offering expenses. The common shares are being offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Registration No. 333-230218) (the “Registration Statement”), which was declared effective by the Securities Exchange Commission (the “SEC”) on April 25, 2019, and the base prospectus included therein, as amended and supplemented by the preliminary prospectus supplement filed with the SEC on December 16, 2019, and the final prospectus supplement which will be filed with the SEC. The Offering is expected to close on or about December 19, 2019, subject to satisfaction of customary closing conditions.

The above description of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached to this report as Exhibit 1.1 and which is incorporated by reference into the Registration Statement

Item 1.02. Termination of a Material Definitive Agreement.

On December 16, 2019, Aptose, Piper Jaffray & Co. and Canaccord Genuity LLC entered into a Termination and Waiver agreement, pursuant to which the parties mutually agreed to the termination of the Equity Distribution Agreement, dated May 24, 2019, among such parties.

In addition, on December 16, 2019, Aptose and Aspire Capital Fund, LLC entered into a Mutual Termination Agreement, pursuant to which the parties mutually agreed to the termination of the Common Share Purchase Agreement, dated May 30, 2018, between such parties.

Item 8.01. Other Events.

In connection with the Offering, Aptose is filing a legal opinion and consent as Exhibit 5.1 and Exhibit 23.1 to this report, which are incorporated by reference into the Registration Statement. On December 17, 2019, Aptose issued a press release announcing that it had priced the Offering, which press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 1.1	Underwriting Agreement, dated December 16, 2019 between Aptose Biosciences Inc. and Piper Jaffray & Co.

Exhibit 5.1	Opinion of McCarthy Tetrault LLP

Exhibit 23.1	Consent of McCarthy Tetrault LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release, dated December 17, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2019

APTOSE BIOSCIENCES INC.

By:	/s/ Gregory K. Chow
Name: Gregory K. Chow
Title: Senior Vice President & Chief Financial Officer